EXHIBIT 1


AGREEMENT AND PLAN OF MERGER

OF

FINELINE PROPERTIES.COM, INC.
(A NEVADA CORPORATION)

WITH AND INTO

FINELINE HOLDINGS, INC.
(A DELAWARE CORPORATION)

      This AGREEMENT AND PLAN OF MERGER (this ?Agreement?) is made and entered into as of December 10, 2004 between FINELINE PROPERTIES.COM, INC., a Nevada corporation (?Fineline Nevada?), and, FINELINE HOLDINGS, INC, a Delaware corporation (?Fineline Delaware?).

R E C I T A L S

      WHEREAS, Fineline Nevada is a corporation duly organized and existing under the laws of the State of Nevada;

      WHEREAS, Fineline Delaware is a corporation duly organized and existing under the laws of the State of Delaware; and

      WHEREAS, the Board of Directors of each of Fineline Nevada and Fineline Delaware deem it desirable to merge Fineline Nevada with and into Fineline Delaware so that Fineline Delaware is the surviving corporation on the terms provided herein (the
?Merger?).

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
MERGER

      1.1	The Merger.  Upon the Effective Date (as defined in
Section 1.5) and subject to and upon the terms of conditions provided in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the ?DGCL?)
and the General Corporation Law of the State of Nevada (the ?NGCL?), Fineline Nevada will merge with and into Fineline Delaware, the separate corporate existence of Fineline Nevada shall cease, and Fineline Delaware shall be the surviving corporation. Fineline Delaware is hereinafter sometimes referred to as the ?Surviving Corporation.?

      1.2	Constituent Corporations.  The name, address,
jurisdiction of organization and governing law of each of the constituent corporations is as follows:

      (a)	FINELINE PROPERTIES.COM, INC., a corporation
organized under and governed by the laws of the State of Nevada with an address at 110 South Water Street, Kent,
Ohio 44240 and

      (b)	FINELINE HOLDINGS, INC., a corporation organized
under and governed by the laws of the State of Delaware with an address at 110 South Water Street, Kent, Ohio
44240.

      1.3	Surviving Corporation.  Fineline Holdings, Delaware, a
corporation organized under the laws of the State of Delaware, shall be the surviving corporation.

      1.4	Address of Principal Office of Surviving Corporation.
The address of the principal office of Fineline Delaware as the Surviving Corporation shall be 110 South Water Street, Kent,
Ohio 44240..

      1.5	Closing: Effective Date.  The Merger shall be
effective (the ?Effective Date?), on the date upon which the last of the following shall have been completed:

      (a)	This Agreement and the Merger shall have been
adopted and recommended to the stockholders of Fineline Nevada by the board of directors of Fineline Nevada and approved by a majority voting power of Fineline Nevada, in accordance with the requirements of the DGCL and the NGCL;

      (b)	This Agreement and the Merger shall have been
adopted and approved by the board of directors of Fineline
Delaware in accordance with the requirements of the DGCL;

      (c)	No vote of the stockholders of Fineline Delaware
shall be necessary to approve this Agreement and authorize the Merger because no shares of Fineline Delaware shall have been issued prior to the adoption by the board of directors of Fineline Delaware of the resolution approving this Agreement;

      (d)	The effective date of the Merger as stated in the
executed Articles of Merger filed with the Secretary of State of the State of Nevada; and

      (e)	An executed Certificate of Merger or an executed
counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

      1.6	Effect of the Merger.  The effect of the Merger shall
be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL and the NGCL. Without limiting the foregoing, on the Effective Date, all the property, rights, privileges, powers and franchises of Fineline Nevada shall vest in Fineline Delaware, as the Surviving Corporation, and all debts, liabilities and duties of Fineline Nevada shall become the debts, liabilities and duties of Fineline Delaware, as the Surviving Corporation.

      1.7	Certificate of Incorporation; Bylaws.

      (a)	From and after the Effective Date, the
Certificate of Incorporation of Fineline Delaware as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving
Corporation.

      (b)	From and after the Effective Date, the Bylaws of
Fineline Delaware as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving
Corporation.

      1.8	Directors and Officers of the Surviving Corporation.
From and after the Effective Date, the directors or officers of Fineline Delaware serving as directors or officers of Fineline Delaware immediately prior to the Effective Date, shall be the directors and officers of the Surviving Corporation.

ARTICLE II
CONVERSION OF SHARES

      2.1	Conversion of Capital Stock.  Upon the Effective Date,
by virtue of the Merger and without any action on the part of the holders of any outstanding shares of capital stock or other securities of Fineline Nevada, each 100 shares of common stock of Fineline Nevada, par value $0.001 per share (?Company Common Stock?), issued and outstanding or held in treasury immediately prior to the Effective Date shall be converted into one (1) fully paid and nonassessable share of Common Stock, par value
$0.001 per share, of the Surviving Corporation (?Delaware Common Stock?), except for those shares of Company Common Stock with respect to which the holders thereof duly exercise their dissenters? rights under Nevada law and each share of Series A Convertible Preferred Stock of Fineline Nevada, par value $0.001 per share (the ?Series A Preferred Stock?), and Series B
Convertible Preferred Stock of Fineline Nevada, par value $0.001 per share (the ?Series B Preferred Stock?) (collectively, the
?Company Preferred Stock?) issued and outstanding immediately prior to the Effective Date shall be converted into , Series B Preferred Stock and Series B Preferred Stock, par value $0.001 per share, respectively of the Surviving Corporation
(?collectively, the Delaware Preferred Stock?) except for those shares of those shares of Series A Preferred Stock and Series B Preferred Stock which automatically convert to Delaware Common
Stock by virtue of the Merger. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holders of any outstanding shares of capital stock or other securities of Fineline Nevada, each certificate which, immediately prior to the Effective Date represented a share or shares of Company Common Stock or a share of Company Preferred
Stock shall represent the number of shares of Delaware Common
Stock or Delaware Preferred Stock, as specified in this paragraph 2.1.

      2.2	Delaware Common Stock.  Upon the Effective Date, each
share of Delaware Common Stock or Delaware Preferred Stock issued and outstanding immediately prior to the Merger, if any, shall, by virtue of the Merger and without any action by the holder thereof or Fineline Delaware, cease to be outstanding, and shall be canceled and returned to the status of authorized but unissued shares and any holder of certificates which immediately prior to the Effective Date represented such shares of Delaware Common Stock or Delaware Preferred Stock shall thereafter cease to have any rights with respect to such shares.

      2.3	Fineline Nevada Employee Plans and Options.

      (a)	Upon the Effective Date, each outstanding and
unexercised option or other right to purchase or security convertible into Company Common Stock, except the Company Preferred Stock, shall become an option or right to purchase or a security convertible into Delaware Common
Stock on the basis of one share of Delaware Common Stock for each 100 shares of Company Common Stock issuable pursuant to such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Fineline Nevada option, stock purchase right or convertible security on the Effective
Date. There are no options or stock purchase rights for or securities convertible into the preferred stock of Fineline Nevada, par value $0.001 per share.

      (b)	A number of shares of Delaware Common Stock shall
be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Company Common Stock so reserved immediately prior to the Effective Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

      3.1	Representations and Warranties of Fineline
Nevada. Fineline Nevada hereby covenants and agrees that it:

      (a)	Is a corporation duly organized, validly existing
and in good standing under the laws of the State of Nevada, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

      (b)	Is duly qualified to do business as a foreign
person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

      (c)	Is not in violation of any provisions of its
articles of incorporation or bylaws; and

      (d)	Has full corporate power and authority to execute
and deliver this Agreement and, assuming the approval of this Agreement by the stockholders of Fineline Nevada in accordance with the NGCL, consummate the Merger and the other transactions contemplated by this Agreement.

3.2	Representations and Warranties of Fineline Delaware.
Fineline Delaware hereby covenants and agrees that it:

      (a)	Is a corporation duly organized, validly existing
and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

      (b)	Is duly qualified to do business as a foreign
person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

      (c)	Is not in violation of any provisions of its
certificate of incorporation or bylaws; and

      (d)	Has full corporate power and authority to execute
and deliver this Agreement and, assuming, prior to the issuance of shares of stock of Fineline Delaware, the approval of the board of directors of Fineline Delaware in accordance with the DGCL, consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV
TERMINATION

      4.1	Termination.  At any time prior to the Effective Date,
this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of either
Fineline Nevada or Fineline Delaware, or both of them, notwithstanding the approval of this Agreement and the Merger by a majority of the voting power of Fineline Nevada.

ARTICLE V
FURTHER ASSURANCES

      5.1	Further Assurances as to Fineline Nevada.  From time
to time, as and when required by Fineline Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Fineline Nevada such deeds and other instruments, and there shall be taken or caused to be taken by Fineline Delaware such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Fineline Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Fineline Nevada and otherwise to carry out the purposes of this Agreement, the officers and directors of Fineline Delaware are fully authorized in the name and on behalf of Fineline Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

ARTICLE VI
MISCELLANEOUS

      6.1	Amendment.  Subject to applicable law, at any time
prior to the Effective Date, this Agreement may be amended, modified or supplemented only by the written agreement of Fineline Nevada and Fineline Delaware.

      6.2	Assignment; Third Party Beneficiaries.  Neither this
Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

      6.3	Registered Office.  The registered office of the
Surviving Corporation in the State of Delaware shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and CT Corporation System shall be the registered agent of the Surviving Corporation at such address.

      6.4	Executed Agreement.  Executed copies of this Agreement
will be on file at the principal place of business of the Surviving Corporation at FINELINE HOLDINGS, INC. at 110 South
Water Street, Kent, Ohio 44240,. and copies of this Agreement will be furnished to any stockholder of any of the parties hereto, upon request and without cost.

      6.5	Governing Law.  This Agreement shall in all respects
be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware and, so far as applicable, by the provisions of the NGCL.

      6.6	Counterparts.  This Agreement may be executed in one
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.7	Entire Agreement; Modification.  This Agreement and
the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supercedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

FINELINE PROPERTIES.COM, INC.
(a Nevada corporation)


By:
     Robert Petry, President


FINELINE PROPERTIES.COM, INC.
(a Delaware corporation)


By:
     Robert Petry, President